CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


To: ACCESS Pharmaceuticals, Inc.:

     As independent public accountants, we hereby consent to the use of our report included in the Form 8-K.



                                                   /s/ Smith, Anglin & Co.
                                                   -----------------------
                                                   SMITH, ANGLIN & Co.


Dallas, Texas
February 8, 1996








BOS_BUS:241557.1